Exhibit 99.1

Verigy Lowers Revenue Guidance and Announces

Earnings Date and Conference Call for First Quarter of Fiscal 2009

CUPERTINO, Calif. – Feb. 9, 2009 – Verigy (NASDAQ: VRGY), a premier semiconductor test company, today lowered its revenue guidance for its first quarter of fiscal 2009, ended Jan. 31, 2009, and now expects total revenue for its first quarter to be in the range of $66 to $68 million.

The further deterioration of the global economic environment coupled with the sudden erosion of consumer demand have resulted in both memory and system-on-chip (SOC) semiconductor manufacturers significantly cutting their capital expenditures. In addition, non-payment for several systems previously shipped to a large memory customer contributed to the sharp shortfall in revenues for Verigy’s first quarter.

While Verigy cannot predict the length of this downturn, the company expects its business will be negatively impacted through at least the first half of calendar 2009. Accordingly, Verigy is implementing cost-cutting and restructuring actions in addition to those announced last quarter. These actions include further cuts in regular and contract personnel, shortened work time and temporary salary reductions. The specific timing and scope of the restructuring actions will be based on business needs and local legal requirements and, when fully implemented, are expected to yield annual cost savings of approximately $90 to $100 million. The company expects that its workforce reduction plans will be substantially completed by the end of calendar 2009.

In addition to these restructuring plans, Verigy is also in the process of evaluating the carrying value of its goodwill, intangible and other assets, which may lead to an impairment charge in the first quarter. Accordingly, the company is unable to provide a specific update to its earnings per share guidance at this time, but will report losses for its first fiscal quarter that are greater than the estimates included in its previously provided guidance. The actual amount of impairment charges, if any, will be communicated in Verigy’s first quarter earnings announcement. Investors should not rely upon previously provided earnings guidance for the company’s first quarter results.

No conference call will be held in conjunction with this financial update. The company is currently observing the pre-earnings quiet period and will not make further comments about its first quarter results in the interim.

Earnings Call Date

Additional commentary will be available when Verigy reports its financial results for the first quarter of fiscal 2009 on Feb. 19, 2009. A news release will be distributed after close of market, and a live webcast will be available at 1:30 p.m. (Pacific Time) on the Investor Relations web site at http://investor.verigy.com.

Conference Call Details

Listeners may log on and select “Q1 Fiscal Year 2009 Verigy Earnings Conference Call” in the events and presentations section. The webcast will remain on the company site for fourteen days. In addition to the online broadcast, a telephone replay of the conference call will be available at 3:30 P.M. (Pacific Time) after the call on Feb. 19 through Mar. 5, 2009 by dialing +1-888-286-8010 (for international, dial +1-617-801-6888) and entering passcode 59505451.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding Verigy’s revised revenue and earnings guidance for its first quarter, targeted cost-cutting actions and restructuring plans and the amount and timing of the cost savings to be realized through such efforts. These forward-looking statements are based on current information and estimates, and are not guarantees of future performance or events. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The risks and uncertainties that could cause our actual results to differ include, but are not limited to, the duration and depth of the global economic downturn; the viability of our customers and their ability to make payments to us as they become due; limitations on our ability to quickly reduce employee-related spending due to the labor and employment laws in the countries in which we operate; limitations on our ability to negotiate (or renegotiate) more favorable contracts with suppliers and service providers to reduce our costs. Additional factors that may cause results to differ materially from those in the forward-looking statements are discussed in the company’s annual report on Form 10-K, filed with the SEC on Dec. 19, 2008. In those filings, readers will find descriptions of risk factors that could impact the company’s future results. These forward-looking statements, including the company’s guidance, are only valid as of this date, and Verigy undertakes no duty to update any forward-looking statements.